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                                                                   EXHIBIT 10.49

                [LETTERHEAD OF BANK OF SCOTLAND, NEW YORK BRANCH]



                                                                January 29, 2002


FirstCity Financial Corporation
6400 Imperial Drive
Waco, TX  76714

                Attn: James T. Sartain, President

Dear Jim:

         Reference is hereby made to the three transactions that FirstCity Financial Corporation ("FirstCity"), Bank of Scotland (the "Bank"), and BoS
(USA) Inc. ("B-USA") have been discussing, viz. (i) the proposed refinancing by B-USA of FirstCity's outstanding indebtedness to B-USA and The Governor & Company of the Bank of Scotland, (ii) proposed new facilities from the Bank to finance, in part, additional acquisitions by FirstCity of distressed asset portfolios and for general corporate purposes, and (iii) the proposed increase in B-USA's ownership of Drive Financial Services LP ("Drive") to 69%.

         This will confirm that, rather than you and we taking the time to first negotiate a definitive letter of terms, you have agreed that we should instead direct counsel to proceed directly to drafting the various documents that the Bank and B-USA require for this transaction.

         This will also confirm the understanding of FirstCity, the Bank and B-USA that:

         1. Subject to the terms and conditions set forth below, (i) B-USA is prepared to purchase from FirstCity an additional 20% equity interest in Drive,
(ii) B-USA is prepared to refinance $45MM of FirstCity's existing indebtedness to B-USA and its affiliates, and (iii) the Bank is prepared to extend to FirstCity a $5MM revolving credit line and up to an aggregate of $55MM in term loans for the acquisition of distressed debt.

         2. The terms that all of us have been discussing for the transactions (currently contained in draft term sheets dated January 9, 2002) are only outlines of certain terms, conditions, covenants, representations, warranties and other provisions and do not purport to be a list of all material provisions related to the proposed transactions.

         3. The willingness of the Bank and B-USA to provide the credit facilities referred to in the outlines and acquire the additional interest in Drive are subject, among other things, to (a) satisfactory results from the ongoing due diligence conducted by the Bank and B-USA, (b) no material adverse change, in the Bank's and B-USA's opinion, in the business, properties, operations, prospects or condition (financial or otherwise) of FirstCity, Drive and their respective subsidiaries and affiliates since December 31, 2000, (c) the Bank and B-USA not becoming aware of any previously undisclosed materially adverse information with respect to the business, properties, operations, prospects or condition (financial or otherwise) of FirstCity, Drive or their respective subsidiaries or affiliates, and (d) the Bank and B-USA entering into legal documents with FirstCity in form and substance satisfactory to the Bank, B-USA and its counsel, which documents will contain a variety of terms, conditions, covenants, representations, warranties and other provisions not described above or in the draft term sheets, including ones that may be viewed as material by the Bank, B-USA and/or FirstCity.

         4. Neither the Bank nor B-USA will be obligated to extend such facilities to FirstCity or acquire the additional interest in Drive until definitive documentation satisfactory to FirstCity, the Bank and B-USA has been negotiated and signed by all parties and the conditions precedent set forth in such documents have been met to the satisfaction of the Bank and B-USA.

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         5. FirstCity Financial Corporation will pay all fees and expenses of
Sullivan & Worcester LLP, counsel to the Bank and B-USA, and any other counsel or external third parties retained by either, in connection with the proposed transactions.

         THIS LETTER WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK without reference to choice of law doctrine that would result in the application of the laws of another jurisdiction. EACH OF FIRSTCITY, THE BANK AND B-USA AGREES TO SUBMIT TO THE JURISDICTION OF STATE AND FEDERAL COURTS IN NEW YORK CITY IN ANY LITIGATION RELATING TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER AGREES THAT THE JURISDICTION OF SUCH COURTS SHALL BE EXCLUSIVE EXCEPT AS OTHERWISE AGREED BY THE BANK OR B-USA.

         EACH OF FIRSTCITY, B-USA AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LETTER, THE PROPOSED TRANSACTIONS, OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF FIRSTCITY, DRIVE, ANY AFFILIATE OF EITHER OF THE FOREGOING, B-USA OR THE BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR B-USA AND THE BANK PROCEEDING WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

         FirstCity hereby agrees to indemnify B-USA and the Bank and their present and future officers, directors, employees and agents (collectively the "Indemnified Parties") against, and agree to hold the Indemnified Parties harmless from, any and all liability, losses, damages and expenses (including reasonable counsel fees and expenses) of any kind whatsoever which may be incurred by any of the Indemnified Parties arising out of, in any way connected with, or as a result of the execution and delivery of this letter agreement or the transactions contemplated hereby; provided that the foregoing indemnity shall not apply to any such liability, losses, damages or expenses of an Indemnified Party to the extent arising from the willful misconduct or gross negligence of such Indemnified Party provided that such willful misconduct or gross negligence is determined to have occurred by a final and non-appealable decision of a court of competent jurisdiction. The foregoing indemnification is in addition to, and not in lieu of, any rights of indemnification provided to B-USA or the Bank under other documents to which they (or either of them) and FirstCity are currently party.

         If the foregoing accurately sets forth FirstCity's understanding, please so indicate by signing this letter in the space provide below and returning it to us by fax or mail.

Very truly yours,
BANK OF SCOTLAND                                BoS (USA) INC.


By   /s/ W.P. Hendry                            By /s/ James Halley
   ----------------------------------------        -----------------------------
   Name:  W.P. Hendry                              James Halley, President
   Title: Managing Director, North America

AGREED TO:
FirstCity Financial Corporation

By  /s/ James T. Sartain
   ---------------------------------------
   James T. Sartain, President


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